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                                                                   EXHIBIT 99.01


                                INDUSTRIAL LEASE
                              (SINGLE TENANT; NET)

        THIS LEASE is made as of the 2nd day of October, 1998, by and between THE IRVINE COMPANY, a Delaware corporation, hereafter called "Landlord," and HNC SOFTWARE INC., a Delaware corporation, hereinafter called "Tenant."

                        ARTICLE I. BASIC LEASE PROVISIONS


        Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.      Premises: The Premises are more particularly described in Section 2.1.

        Address of Building: 110 Theory, Irvine, CA 92612

2.      Project Description (if applicable): University Research Park

3. Use of Premises: General office, administration, sales, training and development of computer software and computer related projects but in no event shall tenant engage in retail sales of services or products from the Premises.

4.      Estimated Commencement Date: January 22, 1999

5. Lease Term: Eighty-four (84) months, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month.

6. Basic Rent: Ninety-One Thousand Nine Hundred Forty-Seven Dollars ($91,947.00) per month, based on $1.45 per rentable square foot.

        Basic Rent is subject to adjustment as follows:

        Commencing twelve (12) months following the Commencement Date, the Basic Rent shall be Ninety-Five Thousand One Hundred Eighteen Dollars ($95,118.00) per month, based on $1.50 per rentable square foot.

        Commencing twenty-four (24) months following the Commencement Date, the Basic Rent shall be Ninety-Eight Thousand Two Hundred Eighty-Nine Dollars ($98,289.00) per month, based on $1.55 per rentable square foot.

        Commencing thirty-six (36) months following the Commencement Date, the Basic Rent shall be One Hundred Two Thousand Ninety-Three Dollars ($102,093.00) per month, based on $1.61 per rentable square foot.

        Commencing forty-eight (48) months following the Commencement Date, the Basic Rent shall be One Hundred Five Thousand Two Hundred Sixty-Four Dollars ($105,264.00) per month, based on $1.66 per rentable square foot.

        Commencing sixty (60) months following the Commencement Date, the Basic Rent shall be One Hundred Nine Thousand Sixty-Nine Dollars ($109,069.00) per month, based on $1.72 per rentable square foot.

        Commencing seventy-two (72) months following the Commencement Date, the Basic Rent shall be One Hundred Twelve Thousand Eight Hundred Seventy-Three Dollars ($112,873.00) per month, based on $1.78 per rentable square feet.

7.      Guarantor(s): N/A

8.      Floor Area of Premises:  approximately 63,412 rentable square feet

9.      Security Deposit: $124,160.00


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10.     Broker(s):  CB Richard Ellis

11.     Additional Insureds: Insignia\ESG of California, Inc.

12.     Address for Payments and Notices:

               LANDLORD                                 TENANT
        INSIGNIA\ESG OF CALIFORNIA, INC.           HNC SOFTWARE INC.
        One Technology Drive, Suite F-207          110 Theory
        Irvine, CA 92618                           Irvine, CA 92612

                                                   with a copy of notices to:          with a copy of notices to:
                                                   IRVINE INDUSTRIAL COMPANY           HNC Software Inc.
                                                   P.O. Box 6370                       5930 Cornerstone Court West
                                                   Newport Beach, CA  92658-6370       San Diego, CA  92121
                                                   Attn: Vice President, Industrial    Attn: Chief Financial Officer
                                                   Operations

13.     Tenant's Liability Insurance Requirement: $2,000,000.00

14.     Vehicle Parking Spaces: Two Hundred Thirty-Four (234)

15.     Plan Approval Date: August 31, 1998

16. Tenant understands and acknowledges that a material consideration for Landlord's entering into this Lease is the nature of Tenant's business and the mutual benefits to be derived as a result of Tenant's business operating in a project located proximate to the University of California at Irvine (the "University"). Accordingly, in the event of any proposed assignment or sublease, in addition to all the provisions of Section 9.1(b) of this Lease, Landlord may reasonably withhold its consent to any such proposed assignment or sublease if Landlord determines in its sole and absolute discretion that the proposed use of the Premises by such assignee, sublessee or transferee will not derive mutual benefits by operating in a project located proximate to the University.


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                              ARTICLE II. PREMISES

        SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises shown in Exhibit A (the "Premises"), including the building identified in Item 1 of the Basic Lease Provisions (which together with the underlying real property, is called the "Building"), and containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions. The Premises is a portion of the project shown in Exhibit Y (the "Project").

        SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose, including without limitation any representations or warranties regarding zoning or other land use matters, and that neither Landlord nor any representative of Landlord has made any representations or warranties regarding (i) what other tenants or uses may be permitted or intended in the Building and the Project, or (ii) any exclusivity of use by Tenant with respect to its permitted use of the Premises as set forth in Item 3 of the Basic Lease Provisions. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or construct any improvements to the Premises except as expressly provided in this Lease. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord's attention on a written punch list. The list shall be limited to any items required to be accomplished by Landlord under the Work Letter attached as Exhibit X, and shall be delivered to Landlord within thirty (30) days after the term ("Term") of this Lease commences as provided in Article III below. If no items are required of Landlord under the Work Letter, by taking possession of the Premises Tenant accepts the improvements in their existing condition, and waives any right or claim against Landlord arising out of the condition of the Premises. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above as soon as reasonably possible.

        SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, address, number or designation of the Building or Project without liability to Tenant.

        SECTION 2.4. LANDLORD'S RESPONSIBILITIES.

               (a) Landlord warrants to Tenant that all Building systems including but not limited to mechanical, electrical, plumbing, heating, ventilating and air conditioning and life-fire safety shall be new and in good working order as of the Commencement Date and shall be free from defects in workmanship or materials for a period of twelve (12) months from the Commencement Date. Landlord shall promptly rectify any non-compliance at its sole cost and expense and not as a Project Cost after receipt of written notice from Tenant within such time setting forth the nature and extent of any such non-compliance.

               (b) In connection with the completion of the Tenant Improvements pursuant to the Work Letter, Landlord shall obtain customary warranties and guaranties from the contractor(s) performing such work and/or the manufacturers of equipment installed but shall be under no obligation to incur additional expense in order to obtain or extend such warranties. If after expiration of the initial twelve (12) months of the Lease Term, Tenant is required to make repairs to any component of the Premises or any of its systems for which Landlord may have obtained a warranty, Landlord shall, upon request by Tenant, use its good faith efforts to pursue its rights under any such warranties for the benefit of Tenant. Landlord shall be under no obligation to incur any expense in connection with asserting rights under such warranties or guaranties against either the contractor or the manufacturer, but shall use reasonable good faith efforts to enforce such warranties and guaranties for Tenant's benefit.

        SECTION 2.5. RIGHT OF FIRST REFUSAL. Provided Tenant is not then in default of any material covenant of this Lease (including, without limitation, the obligation to pay Basic Rent and/or Operating Expenses) after the expiration of the applicable cure period, and provided further that Landlord has not previously entered into a lease for such space prior to the execution of this Lease, Landlord hereby grants Tenant the one time right ("First Right") to lease space in Landlord's adjacent building at 100 Theory, Irvine California which is depicted on Exhibit A-1 hereto ("First Right Space") in accordance with and subject to the provisions of this Section 2.5. At any time after the date of this Lease, but prior to leasing the First Right Space, or any portion thereof, to any third party, if Landlord has reached a tentative agreement (which may be a nonbinding, tentative agreement) to lease any of the First Right Space to a third party, Landlord shall give Tenant written notice describing the space (the "Designated First Right Space") and the basic economic terms including but not limited to the Basic Rent, term, operating expense base, if any, and tenant improvement allowance (collectively, the "Economic Terms"), tentatively agreed upon for such lease, provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant's benefit. It is understood that should Landlord intend to lease other space in addition to the First Right Space as part of a single transaction, then Landlord's notice shall so provide and all such space shall collectively be subject to the following provisions. Within five (5) business days after receipt of Landlord's notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to (i) lease all, but not less than all, of the Designated First Right upon such Economic Terms and the same non-Economic Terms as set forth in this Lease; (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant's lack of need for the Designated Space, in which event Tenant's First Right as to the Designated First Right Space shall be terminated and of no further force and effect and Landlord may lease the


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Designated First Right Space upon any terms it deems appropriate; or (iii)
refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the Designated First Right Space. In the event that Tenant does not so respond in writing to Landlord's notice within said period, Tenant shall be deemed to have elected clause (ii) above. In the event Tenant gives Landlord notice pursuant to clause (iii) above, Landlord may elect to either (x) lease the Designated First Right Space to Tenant upon such revised Economic Terms and the same other non-Economic Terms as set forth in this Lease, or (y) lease the Designated First Right Space to any third party upon Economic Terms which are not materially more favorable to such party than those Economic Terms proposed by Tenant. Should Landlord so elect to lease the Designated First Right Space to Tenant, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within ten (10) business days. Tenant's failure to timely return the amendment shall entitle Landlord to specifically enforce Tenant's commitment to lease the Designated First Right Space, to lease such space to a third party, and/or to pursue any other available legal remedy.

               Tenant's rights under this Section 2.5 shall belong solely to HNC Software Inc., a Delaware corporation, and may not be assigned or transferred. Any attempted assignment or transfer of such rights shall be void and of no force or effect.

                                ARTICLE III. TERM

        SECTION 3.1. GENERAL. The Term shall be for the period shown in Item 5 of the Basic Lease Provisions. Subject to the provisions of Section 3.2 below, the Term shall commence ("Commencement Date") on the earlier of (a) the date upon which all relevant governmental authorities have approved the Tenant Improvements in accordance with applicable building codes, as evidenced by written approval thereof in accordance with the building permits issued for the Tenant Improvements or issuance of a temporary or final certificate of occupancy for the Premises, or (b) the date Tenant commences use of the Premises for any purpose other than construction of Tenant Improvements by Tenant under the Work Letter. Within ten (10) days after possession of the Premises is tendered to Tenant, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date ("Expiration Date") of this Lease. Tenant's failure to execute that form shall not affect the validity of Landlord's determination of those dates.

        SECTION 3.2. DELAY IN POSSESSION. If Landlord cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent and the Commencement Date shall not occur until Landlord delivers possession of the Premises and the Premises are in fact available for Tenant's occupancy with any Tenant Improvements that have been approved as per Section 3.1(a) above, except that if Landlord's failure to so deliver possession on the Estimated Commencement Date is attributable to any action or inaction by Tenant (including without limitation any Tenant Delay described in the Work Letter, if any, attached to this Lease), then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Tenant, and Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the date Landlord would have been able to deliver the Premises to Tenant but for Tenant's delay(s). Notwithstanding anything to the contrary contained in this Section 3.2, however, if for any reason other than "Tenant Delays" (as defined in the Work Letter) or other matters beyond Landlord's reasonable control, the Commencement Date has not occurred by the date that is one hundred eighty (180) days following the Estimated Commencement Date, then Tenant may, by written notice to Landlord given at any time thereafter but prior to the actual occurrence of the Commencement Date, elect to terminate this Lease. Notwithstanding the foregoing, if at any time during the construction period, Landlord reasonably believes that the Commencement Date will not occur on or before to hundred ten (210) days following the Estimated Commencement Date, Landlord shall notify Tenant in writing of such fact and of a new outside date on or before which the Commencement Date will occur, and Tenant must elect within ten (10) days of receipt of such notice to either terminate this Lease or waive its right to terminate this Lease provided the Commencement Date occurs on or prior to the new outside date established by Landlord in such notice to Tenant. Tenant's failure to elect to terminate this Lease within such ten (10) day period shall be deemed Tenant's waiver of its right to terminate this Lease as provided in this paragraph as to the previous outside date, but not as to the new outside date established by said notice.

        SECTION 3.3. RIGHT TO EXTEND THIS LEASE. Provided that both at the time of exercise of the extension right granted herein and at the time of the commencement of such extension: (i) Tenant is not in material default under any provision of this Lease after the applicable cure period and (ii) Tenant is occupying not less than seventy-five percent (75%) of the rentable area of the Premises, Tenant may extend the Term of this Lease as to the entire Premises for one (1) period of sixty (60) months subject to Landlord's determination that Tenant's continued use of the Premises during the extended term would to provide further benefit to the University (the "University Community Contingency"). Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than nine (9) months or more than twelve (12) months prior to the expiration date of the Term, Tenant's irrevocable written notice of its commitment to extend (the "Commitment Notice"). Within thirty (30) days after receipt of Tenant's Commitment Notice, Landlord shall provide written notice to Tenant if, in Landlord's sole determination, Tenant's presence in the Project would satisfy the University Community Contingency and, if so, the Commitment Notice shall be accepted. If Tenant does not satisfy the University Community Contingency, Landlord's written notice shall advise Tenant that the Commitment Notice has been rejected and the Lease shall


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terminate upon expiration of the Term. The Basic Rent payable under the Lease during any extension of the Term shall be at the fair market rental, including subsequent adjustments, for comparable industrial space being leased by Landlord in the Project. In the event that the parties are not able to agree on the fair market rental within one hundred twenty (120) days prior to the expiration date of the Term, then either party may elect, by written notice to the other party, to cause said rental, including subsequent adjustments, to be determined by appraisal as follows.

               Within ten (10) days following receipt of such appraisal election, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within ten (10) days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair rental value. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair rental value of the Premises. Any appraiser designated hereunder shall have an M.A.I. certification with not less than five (5) years experience in the valuation of commercial industrial buildings in Orange County, California.

               Within thirty (30) days following the selection of the appraiser, such appraiser shall determine the fair market rental value, including subsequent adjustments of the Premises. In determining such value, the appraiser shall first consider rental comparables for the Project, provided that if adequate comparables do not exist then the appraiser may consider transactions involving similarly improved space in the Irvine Spectrum area with appropriate adjustments for differences in location and quality of project. In no event shall the appraiser attribute factors for market tenant improvement allowances or brokerage commissions to reduce said fair market rental. The fees of the appraiser(s) shall be shared equally by both parties.

               Within twenty (20) days after the determination of the fair market rental, Landlord shall prepare a reasonably appropriate amendment to this Lease for the extension period and Tenant shall execute and return same to Landlord within ten (10) days. Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

               If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Any attempt to assign or transfer any right or interest created by this paragraph shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single sixty (60) month extension created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph.

                     ARTICLE IV. RENT AND OPERATING EXPENSES

        SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent first due hereunder.

        SECTION 4.2. OPERATING EXPENSES.

               (a) Tenant shall pay to Landlord, as additional rent, "Building Costs" and "Property Taxes," as those terms are defined below, incurred by Landlord in the operation of the Building and Project. For convenience of reference, Property Taxes and Building Costs shall be referred to collectively as "Operating Expenses".

               (b) Commencing prior to the start of the first full "Expense Recovery Period" (as defined below) of the Lease, and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Operating Expenses for the Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date which is at least ten (10) days after written notice is delivered to Tenant, pay any accrued cost reimbursements based upon the new estimate. For purposes hereof, "Expense Recovery Period" shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30.

               (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or


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allowance necessary to adjust Tenant's estimated payments, if any, to Tenant's actual owed amounts as shown by the annual statement. Any delay or failure by Landlord in delivering any statement hereunder shall not constitute a waiver of Landlord's right to require Tenant to pay Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. Should Tenant fail to object in writing to Landlord's determination of actual Operating Expenses within sixty (60) days following delivery of Landlord's expense statement, Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties and any future claims to the contrary shall be barred.

               (d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Operating Expenses for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant.

               (e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then the estimate of Operating Expenses shall be increased for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase at least ten
(10) days prior to the month in which the increase will become effective, and the month for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

               (f) The term "Building Costs" shall include all expenses of operation and maintenance of the Building and of the Building's proportionate share of the Project, if applicable (determined as the rentable square footage of the Building divided by the rentable square footage of all space in the Project), to the extent such expenses are not billed to and paid directly by Tenant, and shall include the following costs by way of illustration but not limitation: water and sewer charges; insurance premiums or reasonable premium equivalents should Landlord elect to selfinsure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; air conditioning; supplies; materials; equipment; tools; the cost of any environmental, insurance, tax or other consultant utilized by Landlord in connection with the Building and/or Project; establishment of reasonable reserves for replacements and/or repair of Common Area improvements (if applicable), equipment and supplies; costs incurred in connection with compliance of any laws or changes in laws applicable to the Building or the Project; the cost of any capital investments (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments calculated at a market cost of funds, all as reasonably determined by Landlord, for each such year of useful life during the Term; costs associated with the procurement and maintenance of an intrabuilding network cable service agreement for any intrabuilding network cable telecommunications lines within the Project, and any other installation, maintenance, repair and replacement costs associated with such lines; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2; and a commercially reasonable overhead/management fee for the professional operation of the Building and Project which is consistent with that charged for similar projects in the Irvine Spectrum area. Notwithstanding anything to the contrary contained herein, the amount of any particular component of Building Cost to be charged to Tenant shall be determined by multiplying the actual fee charged (which from time to time may be with respect to the entire Project, a portion of the Project only, the Building only, or the Project together with other properties owned by Landlord and/or its affiliates) by a fraction, the numerator of which is the floor area of the Premises (as set forth in Item No. 8 of the Basic Lease Provisions) and the denominator of which is the total square footage of space charged with such fee actually leased to tenants (including Tenant). It is understood that Building Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord.

Notwithstanding the provisions of this Section 4.2 to the contrary, Operating Expenses shall not include any cost or expense identified as the responsibility of Landlord and not an Operating Expense or a Building Cost by the express terms of this Lease, and shall not include any of the following:

                      (1) Leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Project, and similar costs incurred in connection with disputes with and/or enforcement of any lease with tenants, other occupants, or prospective tenants or other occupants of the Project;

                      (2) "Tenant allowances", "tenant concessions", work letter payments, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Project, or vacant, leasable space in the Project, including space planning/interior design fees for same;

                      (3) Depreciation and other "non-cash" expense items;

                      (4) Costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord of any terms and conditions (other than by Tenant) of this Lease or of the leases of other tenants in the Project, that would not have incurred but for such violation by Landlord;


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                      (5) Payments of principal, finance charges or interest on
debt or amortization on any deed of trust or other debt encumbering the Project, and rental payments (or increases in same) under any ground or underlying lease or leases encumbering the Project (except to the extent the same may be made to pay or reimburse, or may be measured by Property Taxes);

                      (6) Costs for which Landlord is compensated through or reimbursed by other tenants or former tenants of the Project, by Tenant or which are paid by Tenant directly to a third person.

               (g) The term "Property Taxes" as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, "Mello Roos" districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and
(v) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings.

        SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease (the "Security Deposit"). Subject to the last sentence of this Section, the Security Deposit shall be understood and agreed to be the property of Landlord upon Landlord's receipt thereof, and may be utilized by Landlord in its discretion towards the payment of all prepaid expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease, including without limitation brokerage commissions and Tenant Improvement costs. Upon any default by Tenant beyond the applicable cure period, including specifically Tenant's failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below, whether or not Landlord is informed of or has knowledge of the default, the Security Deposit shall be deemed to be automatically and immediately applied, without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the default, as a setoff for full or partial compensation for that default. If any portion of the Security Deposit is applied after a default by Tenant, Tenant shall within five (5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) after the expiration of the Term, provided that Landlord may retain the Security Deposit to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full.

                                 ARTICLE V. USES

        SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord's inspection upon reasonable prior notice throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant's permitted use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall comply at its expense with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building and/or Project, and any amendments or modifications thereto, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or expense resulting from Tenant's noncompliance.


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
        SECTION 5.2 SIGNS. Provided Tenant continues to occupy the entire Premises, Tenant shall have the exclusive right to install one (1) exterior sign on the Building, subject to Landlord's prior approval that such exterior signage is in compliance with the Signage Criteria (defined below). Except as provided in the foregoing, or as otherwise approved in writing by Landlord, in its sole discretion, Tenant shall have no right to maintain identification signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to any covenants, conditions or restrictions encumbering the Premises, Landlord's signage program for the Project, as in effect from time to time and approved by the City of Irvine ("Signage Criteria"), and any applicable municipal or other governmental permits and approvals. Tenant acknowledges having received and reviewed a copy of the current Signage Criteria for the Project. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof. If Tenant fails to maintain its sign, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's expense.

        SECTION 5.3 HAZARDOUS MATERIALS.

               (a) For purposes of this Lease, the term "Hazardous Materials" includes (i) any "hazardous materials" as defined in Section 25501(n) of the California Health and Safety Code, (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory, and (iii) any substance or matter which is in excess of permitted levels set forth in any federal, California or local law or regulation pertaining to any hazardous or toxic substance, material or waste.

               (b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section
5.3 shall apply with respect to Tenant's storage, use and disposal of all such products. Landlord may, in its sole discretion, place such conditions as Landlord deems appropriate with respect to any such Hazardous Materials, and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand.

               (c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of Exhibit B attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's use, handling, storage, release and/or disposal of Hazardous Materials.

               (d) Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant's obligations under this Section 5.3 at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

               (e) If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or
(iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and the Project and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building and the Project and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, specifically including without limitation the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Landlord, and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease. If Landlord at any time discovers that Tenant or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises or the Project or any other real or personal property owned by Landlord, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises or the Project or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord's approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this subsection (e) shall expressly survive the expiration or sooner termination of this Lease.

               (f) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in EXHIBIT C attached hereto. Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in EXHIBIT C, nor with respect to any Hazardous Materials which were not caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees. Landlord shall take responsibility, at its sole cost and expense, for any governmentally-ordered clean-up, remediation, removal, disposal, neutralization or other treatment of Hazardous Materials conditions described in this subparagraph. The foregoing obligation on the part of Landlord shall include the reasonable costs (including, without limitation, reasonable attorney's fees) of defending Tenant (with attorneys reasonably acceptable to Tenant) from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up, remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Tenant promptly tenders such defense to Landlord. Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant's attention.

                       ARTICLE VI. COMMON AREAS; SERVICES

        SECTION 6.1. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord. Notwithstanding the foregoing, if as a result of the actions of Landlord, its agents, contractors or employees or the inactions of Landlord if Landlord is required to act under this Lease, for more than three (3) consecutive business days following written notice to Landlord there is no HVAC service or electricity service to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant, then Tenant's obligation to pay Basic Rent and Operating Expenses (or an equitable portion of such Basic Rent and Operating Expenses to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again useable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant's purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Basic Rent or Operating Expenses. Any disputes concerning the foregoing shall be resolved by JAMS arbitration pursuant to Section 22.8 of this Lease. The foregoing provisions shall not apply in case of damage to, or destruction of, the Premises, which shall be governed by the provisions of
Article XI of the Lease. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

        SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Project. The term "Common Areas" shall mean all areas which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms and roof access entries, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

        SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall operate and maintain the Common Areas in the manner Landlord may determine to be appropriate. All costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Building Costs unless any particular cost incurred can be charged to a specific tenant of the Project. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord, without liability to Landlord.

        SECTION 6.4. PARKING. Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 14 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no overnight parking of any vehicles of any kind unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord, its agents, servants and employees. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise after the initial
Term) after the initial Term; and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for 24-hour periods, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

        SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Project, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the various buildings (other than the Building), parking areas, and other Common

Areas, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises or the parking areas.

                      ARTICLE VII. MAINTAINING THE PREMISES

        SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. Tenant at its sole expense shall comply with all applicable laws and governmental regulations governing the Premises and make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, including without limitation the electrical and mechanical systems, any air conditioning, ventilating or heating equipment which serves the Premises, all walls, glass, windows, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall, at Landlord's request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. Tenant shall obtain preventive maintenance contracts from a licensed heating and air conditioning contractor to provide for regular inspection and maintenance of the heating, ventilating and air conditioning systems servicing the Premises, all subject to Landlord's approval. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord shall have the right at all times to inspect Tenant's maintenance of all equipment (including without limitation air conditioning, ventilating and heating equipment), and may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, Landlord may elect to make any repair of the electrical and mechanical systems and any air conditioning, ventilating or heating equipment serving the Premises and include the reasonable cost thereof as part of "Building Costs", and if the Tenant fails to properly maintain and/or repair the Premises as herein provided following Landlord's written notice and the expiration of the applicable cure period, then Landlord may elect to make any other reasonable repair or maintenance required hereunder on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord for all costs incurred upon submission of an invoice.

        SECTION 7.2. LANDLORD'S MAINTENANCE AND REPAIR. Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to the roof, foundations, and footings of the Building, all landscaping, walkways, parking areas, Common Areas, exterior lighting, and the exterior surfaces of the exterior walls of the Building, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations or footings unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. All costs of any maintenance and repairs on the part of Landlord provided hereunder shall be considered part of Building Costs.

        SECTION 7.3. ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to any alterations, additions or improvements to the Premises which cost less than One Dollar ($1.00) per square foot of the improved portions of the Premises (excluding warehouse square footage) and do not (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) require any change to the basic floor plan of the Premises, any change to any structural or mechanical systems of the Premises, or any governmental permit as a prerequisite to the construction thereof, or (iv) interfere in any manner with the proper functioning of or Landlord's access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (v) diminish the value of the Premises. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances, all covenants, conditions and restrictions affecting the Project, and the Rules and Regulations (hereafter defined). Tenant understands and agrees that Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of the cost of any work which requires a governmental permit. If any governmental entity requires, as a condition to any proposed alterations, additions or improvements to the Premises by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas, then Tenant shall, at Tenant's sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors (including, if required by Landlord, Landlord's contractors) as Landlord may require in its sole discretion. Under no circumstances shall Tenant make any improvement which incorporates any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant's request and to repair any damage to the Premises arising from that removal. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises for Tenant, Landlord shall be entitled to prompt reimbursement from Tenant for all costs incurred. Notwithstanding the foregoing, Landlord shall have the right to require Tenant to remove (i) any Non-Standard Improvements included in the initial Tenant Improvements to the Premises but only if Landlord notifies Tenant that such removal will be required at the time of Landlord's approval of the Preliminary Plan, and (ii) any subsequent alterations, additions or improvements unless Landlord's written consent was obtained and unless at the time of providing its consent Landlord notified Tenant in writing that Tenant would not have to remove such items upon the expiration of the Lease Term.

        SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's attorneys' fees, and any consequential or other damages incurred by Landlord arising out of such lien, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days' prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

        SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon reasonable prior notice (except in emergencies, when no notice shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, other areas reasonably approved by Landlord which contain confidential information, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.

            ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

        Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, against all improvements to the Premises made by Landlord or Tenant which are above Landlord's Project standard in quality and/or quantity for comparable space within the Project ("Above Standard Improvements"), and against any alterations, additions or like improvements made to the Premises by or on behalf of Tenant. When possible Tenant shall cause its personal property, Above Standard Improvements and alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant's personal property, Above Standard Improvements and/or alterations are levied against Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property, Above Standard Improvements and/or alterations of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant's Above Standard Improvements, alterations and personal property, Landlord's reasonable determination shall be conclusive.

                      ARTICLE IX. ASSIGNMENT AND SUBLETTING

        SECTION 9.1. RIGHTS OF PARTIES.

               (a) Notwithstanding any provision of this Lease to the contrary, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1.(b). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, any such assignment or subletting or attempted assignment or subletting shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C.

Section 101 et seq. (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

               (b) If Tenant desires to transfer an interest in this Lease, it shall first notify Landlord of its desire and shall submit in writing to
Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment, including a copy of the proposed assignment or sublease form; (iv) evidence of insurance of the proposed assignee or subtenant complying with the requirements of Exhibit D hereto; (v) a completed Environmental Questionnaire from the proposed assignee or subtenant; and (vi) any other information requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (e) of this Section, Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord's commitment to other tenants of the Project; (2) the proposed assignee or subtenant has not been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of the proposed assignee's or subtenant's actions or use of the property in question and is not subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; (3) at Landlord's election, insurance requirements shall be brought into conformity with Landlord's then current leasing practice; (4) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Landlord's consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord's consent, and/or a certification signed by the proposed subtenant or assignee that it has not been evicted or been in arrears in rent at any other leased premises for the 3year period preceding the request for Landlord's consent; (5) any proposed subtenant or assignee demonstrates to Landlord's reasonable satisfaction a record of successful experience in business; (6) the proposed assignee or subtenant is not an existing tenant of the Project or a prospect with whom Landlord is negotiating in writing to become a tenant at the Project; and (7) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord. If Tenant has any exterior sign rights under this Lease, such rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or subtenant of the Premises without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion.

                      If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within thirty (30) days following receipt of Tenant's written request, the information set forth above, and the fee set forth below.

               (c) Notwithstanding the provisions of Subsection (b) above, in lieu of consenting to a proposed assignment or subletting of more than twenty-five percent (25%) of the rentable area of the Premises in the aggregate, taking into consideration prior subleases for the remainder of the Term, Landlord may elect to (i) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant's interest in this Lease, upon the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant's name or the continuation of Tenant's business), or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have become effective. Landlord may thereafter, at its option, assign or relet any space so recaptured to any third party, including without limitation the proposed transferee of Tenant.

               (d) Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent reasonably allocable to such portion, plus
(ii) Tenant's direct out-of-pocket costs which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or subtenant of a nature commonly provided by landlords of similar space, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord's option, by Tenant. At Landlord's request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this subsection.

               (e) Tenant shall pay to Landlord a fee of Five Hundred Dollars ($500.00) if and when any transfer hereunder is requested by Tenant. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed assignee/sublessee, and Landlord shall not be obligated to commence such review and evaluation unless and until such fee is paid.

        SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

        SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:

               (a) Each and every provision contained in this Lease (other than with respect to the payment of rent or completion of tenant improvements hereunder) is incorporated by reference into and made a part of such sublease, with "Landlord" hereunder meaning the sublandlord therein and "Tenant" hereunder meaning the subtenant therein.

               (b) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant's obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

               (c) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

        SECTION 9.4. CERTAIN TRANSFERS. The sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business) or, if Tenant is a corporation, an unincorporated association, or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, or partnership in the aggregate of twenty-five percent (25%) (except for publicly traded shares of stock constituting a transfer of twenty-five percent (25%) or more in the aggregate, so long as no change in the controlling interest of Tenant occurs as a result thereof) shall be deemed an assignment within the meaning and provisions of this Article. Notwithstanding the foregoing, Landlord's consent shall not be required for the assignment of this Lease as a result of a merger by Tenant with or into another entity, or to any parent, wholly-owned subsidiary or other entity controlled by, controlling or under common control with Tenant (collectively a "Tenant Affiliate") so long as (i) the net worth of the successor entity after such merger is at least equal to the greater of the net worth of Tenant as of the execution of this Lease by Landlord or the net worth of Tenant immediately prior to the date of such merger, evidence of which, satisfactory to Landlord, shall be presented to Landlord prior to such merger, (ii) Tenant shall provide to Landlord, prior to such merger, written notice of such merger and such assignment documentation and other information as Landlord may request in connection therewith, and (iii) all of the other terms and requirements of this Article shall apply with respect to such assignment. Control for the purposes of defining a Tenant Affiliate means a direct or indirect ownership of more than fifty percent (50%) of the voting securities of such entity or possession of the right to vote or otherwise cause the direction of the management and policy of such entity.

                       ARTICLE X. INSURANCE AND INDEMNITY

        SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

        SECTION 10.2. LANDLORD'S INSURANCE. Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be reasonably determined by Landlord in its discretion provided such amounts, coverages and deductibles are reasonable and comparable to those maintained on comparable properties in the area: "all risk" property insurance, subject to standard exclusions, covering the Building or Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including leasehold improvements made by Landlord, and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on Tenant's property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

At Landlord's option, Landlord may self-insure all or any portion of the risks for which Landlord elects to provide insurance hereunder.

        SECTION 10.3. JOINT INDEMNITY.

               (a) To the fullest extent permitted by law, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, or from any negligence or willful misconduct of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. In cases of alleged negligence asserted by third parties against Landlord which arise out of, are occasioned by, or in any way attributable to Tenant's, its agents, employees, contractors, licensees or invitees use and occupancy of the Premises, or from the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees on Tenant's part to be performed under this Lease, or from any negligence or willful misconduct of Tenant, its agents, employees, licensees or invitees, Tenant shall accept any tender of defense for Landlord and shall, notwithstanding any allegation of negligence or willful misconduct on the part of the Landlord, defend Landlord and protect and hold Landlord harmless and pay all costs, expenses and attorneys' fees incurred in connection with such litigation, provided that Tenant shall not be liable for any such injury or damage, and Landlord shall reimburse Tenant for the reasonable attorney's fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord. Upon Landlord's request, Tenant shall at Tenant's sole cost and expense, retain a separate attorney reasonably selected by Landlord to represent Landlord in any such suit if Landlord reasonably determines that the representation of both Tenant and Landlord by the same attorney would cause a conflict of interest; provided, however, that to the extent and in the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord, Landlord shall reimburse Tenant for the reasonable legal fees and costs of the separate attorney retained by Tenant. The provisions of this Subsection 10.3(a) shall expressly survive the expiration or sooner termination of this Lease.

               (b) To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 10.4, 10.5 and 14.8 of this Lease), Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including, without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from any negligence or willful misconduct in the operation, maintenance or repair of the Common Areas, the Project and/or the Building by Landlord or its employees or authorized agents. In cases of alleged negligence asserted by third parties against Tenant which arise out of, are occasioned by, or in any way attributable to the maintenance or repair of the Common Areas, the Project or the Building by Landlord or its authorized agents or employees, Landlord shall accept any tender of defense for Tenant and shall, notwithstanding any allegation of negligence or willful misconduct on the part of Tenant, defend Tenant and protect and hold Tenant harmless and pay all cost, expense and attorneys' fees incurred in connection with such litigation, provided that Landlord shall not be liable for any such injury or damage, and Tenant shall reimburse Landlord for the reasonable attorney's fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct of Tenant. Upon Tenant's request, Landlord shall at Landlord's sole cost and expense, retain a separate attorney reasonably selected by Tenant to represent Tenant in any such suit if Tenant reasonably determines that the representation of both Tenant and Landlord by the same attorney would cause conflict of interest; provided, however, that to the extent and the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct or Tenant, Tenant shall reimburse Landlord for the reasonable legal fees and costs of the separate attorney retained by Landlord. The provisions of this Subsection 10.3(b) shall expressly survive the expiration or sooner termination of this Lease.

        SECTION 10.4. LANDLORD'S NONLIABILITY. Subject to the express indemnity obligations of Section 10.3(b), Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord for loss of or damage to any property, or any injury to any person, or loss or interruption of business or income, or any other loss, cost, damage, injury or liability whatsoever (including without limitation any consequential damages and lost profit or opportunity costs) resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Building or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Project. Notwithstanding any provision of this Lease to the contrary, and regardless of the negligence or willful misconduct of Landlord, its employees or authorized agents, Landlord shall in no event be liable to Tenant, its employees, agents or invitees and Tenant hereby waives all claims against Landlord, for (i) loss or interruption of Tenant's business or income ( including without limitation any consequential damages and lost profit or opportunity costs); and (ii) any loss, cost, damage, injury or liability resulting from Acts of God (except with respect to restoration obligations pursuant to Article XI below), acts of civil disobedience or insurrection, acts or omissions (criminal or otherwise) of any third parties (other than Landlord's employees or authorized agents ), including without limitation, any other tenants within the Project or their agents, employees, contractors, guests or invitees. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business (including without limitation consequential damages and lost profit or opportunity costs) arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.

        SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is required to be insured against under any "all risk" property insurance policies required by this Article X; provided however, that (i) the foregoing waiver shall not apply to the extent of Tenant's obligations to pay deductibles under any such policies and this Lease, and (ii) if any loss is due to the act, omission or negligence or willful misconduct of Tenant or its agents, employees, contractors, guests or invitees, Tenant's liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any "all-risk" property insurance policies required by this Article, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees. The provisions of this Section shall not limit the indemnification provisions elsewhere contained in this Lease.

                        ARTICLE XI. DAMAGE OR DESTRUCTION

        SECTION 11.1. RESTORATION.

               (a) If the Building is damaged, Landlord shall repair that damage as soon as reasonably possible, at its expense, unless: (i) Landlord reasonably determines that the cost of repair is not covered by Landlord's fire and extended coverage insurance plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for Tenant's proportionate share); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within two hundred seventy (270) days after the date of the damage; (iii) an event of default by Tenant has occurred and is continuing at the time of such damage; or (iv) the damage occurs during the final twelve (12) months of the Term. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs and this Lease shall terminate as of the date of that notice.

               (b) Unless Landlord elects to terminate this Lease in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Term; provided that so long as Tenant is not in default under this Lease, if the damage is so extensive that Landlord reasonably determines that the Premises cannot, with reasonable diligence, be repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, earthquake faults, and other similar dangers) so as to allow Tenant's substantial use and enjoyment of the Premises within two hundred seventy (270) days after the date of damage, then Tenant may elect to terminate this Lease by written notice to Landlord within the sixty (60) day period stated in subsection (a).

               (c) Commencing on the date of any damage to the Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Building that is rendered unusable by the damage from time to time bears to the total floor area of the Building, but only to the extent that any business interruption insurance proceeds are received by Landlord therefor from Tenant's insurance described in Exhibit D.

               (d) Notwithstanding the provisions of subsections (a), (b) and
(c) of this Section, and subject to the provisions of Section 10.5 above, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

               (e) Tenant shall fully cooperate with Landlord in removing Tenant's personal property and any debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant's rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may require.


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
        SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

                           ARTICLE XII. EMINENT DOMAIN

        SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Premises is taken or sold in lieu of taking, and if Landlord elects to restore the Premises in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

        SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed one hundred eighty (180) days.

        SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within one hundred eighty (180) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

          ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

        SECTION 13.1. SUBORDINATION. At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease beyond any applicable cure period, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which Tenant has subordinated this Lease pursuant to this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease. Landlord represents and warrants to Tenant that as of the date of this Lease there is no mortgage or deed of trust encumbering the Premises.

        SECTION 13.2. ESTOPPEL CERTIFICATE.

               (a) Tenant shall, at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of the Premises.

               (b) Notwithstanding any other rights and remedies of Landlord, Tenant's failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one month's rental has been paid in advance.

        SECTION 13.3 FINANCIALS.

               (a) Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time upon Landlord's request but not more than once in a calendar year, Tenant's current financial statements, audited or certified true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser or encumbrancer of the Premises.

               (b) Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of submission by any Statements to Landlord.

                       ARTICLE XIV. DEFAULTS AND REMEDIES

        SECTION 14.1. TENANT'S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

               (a) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

               (b) Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord.

               (c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

               (d) The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII.

               (e) The failure or inability by Tenant to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

               (f) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

        SECTION 14.2. LANDLORD'S REMEDIES.

               (a) In the event of any default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

                      (i) Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from
Tenant:

                             (1) The worth at the time of award of the unpaid
rent and additional rent which had been earned at the time of termination;

                             (2) The worth at the time of award of the amount by
which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

                             (3) The worth at the time of award of the amount by
which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

                             (4) Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys' fees, and any other reasonable costs; and

                             (5) At Landlord's election, all other amounts in
addition to or in lieu of the foregoing as may be permitted by law. The term "rent" as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                      (ii) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

               (b) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant unless and until the default is cured by Tenant, it being understood and agreed that the performance by Landlord of its obligations under this Lease are expressly conditioned upon Tenant's full and timely performance of its obligations under this Lease. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

               (c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

        SECTION 14.3. LATE PAYMENTS.

               (a) Any rent due under this Lease that is not received by Landlord within five (5) business days of the date when due shall bear interest at the greater of twelve percent (12%) per year or the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause

Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in a sum equal to five percent (5%) of the amount overdue for each delinquent payment; provided, however, that such late charge shall be waived by Landlord for the initial late payment only during each calendar year of the Term. Acceptance of a late charge only by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

               (b) Following each second consecutive installment of rent that is not paid within five (5) business days following notice of nonpayment from Landlord, Landlord shall have the option to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check.

        SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a default by Tenant in the payment of rent.

        SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

        SECTION 14.6. EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any event of default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the rate of ten percent (10%) per annum. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

        SECTION 14.7. WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

        SECTION 14.8. SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or its constituent partners. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Project, and no action for any deficiency may be sought or obtained by Tenant.

        SECTION 14.9. LIMITATION OF ACTIONS AGAINST LANDLORD. Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease shall be barred unless Tenant commences an action thereon within twelve (12) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred.

        ARTICLE XV. END OF TERM

        SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent shall be one hundred fifty percent (150%) of the Basic Rent for the month immediately preceding the date of termination for the first two (2) months of any such holdover and thereafter 175% of the Basic Rent for the month immediately preceding the date of termination. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of reentry or any other rights of Landlord under this Lease or at law.

        SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

        SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, repairs which are Landlord's obligation and except as specifically set forth in Articles XI or XII hereof, damage from casualty or condemnation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant's personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord's option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

                        ARTICLE XVI. PAYMENTS AND NOTICES

        All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in
Item 12 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises), or may be delivered by telegram, telex or telecopy, provided that receipt thereof is telephonically confirmed. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered forty-eight (48) hours after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

                       ARTICLE XVII. RULES AND REGULATIONS

        Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, and Project and Common Areas (if applicable). Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant's agents, employees, contractors, quests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

                       ARTICLE XVIII. BROKER'S COMMISSION

        The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.

                  ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

        In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate, and no landlord under a socalled saleleaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

                           ARTICLE XX. INTERPRETATION

        SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

        SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

        SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

        SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

        SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

        SECTION 20.6. CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

        SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

        SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

        SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or from the timely performance of any other obligation under this Lease within Tenant's reasonable control.

        SECTION 20.10.ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. The parties waive any rights to rely on any representations or promises made by the other which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

        SECTION 20.11.QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

        SECTION 20.12.SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

                      ARTICLE XXI. EXECUTION AND RECORDING

        SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

        SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

        SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

        SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

        SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

        SECTION 21.6. EXECUTED COPY. Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

        SECTION 21.7. ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

                           ARTICLE XXII. MISCELLANEOUS

        SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms or and conditions of this Lease to any other tenant or apparent prospective tenant of the Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms as required by a regulatory agency or to prospective subtenants or assignees under this Lease.

        SECTION 22.2. GUARANTY. [Intentionally deleted].

        SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Project, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

        SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Premises by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage covering the Premises is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether an event of default exists under such beneficiary's deed of trust.

        SECTION 22.5. COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

        SECTION 22.6. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Building Costs.

        SECTION 22.7. SATELLITE DISH. Provided Tenant shall continue to occupy the entire Building, upon the execution by Tenant of Landlord's standard License Agreement attached as EXHIBIT F hereto, Tenant shall have the right to install, maintain and operate on the roof of the Building, during the Term of this Lease, one (1) satellite dish (not to exceed six (6) feet in diameter) in accordance with and subject to the terms of said License Agreement. Tenant shall not be obligated to pay any license fee for such satellite dish during the initial Lease Term. Thereafter, said license fee shall be the amount as reasonably determined by Landlord from time to time.

        SECTION 22.8. JAMS ARBITRATION.

               (a) All claims or disputes between Landlord and Tenant arising out of, or relating to the Lease which either party is expressly authorized by a provision hereof to submit to arbitration, shall be decided by the JAMS/ENDISPUTE, or its successor, in Orange, California ("JAMS"), unless the parties mutually agree otherwise. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. Any arbitration pursuant to this
Section 22.8 shall be decided within thirty (30) days of submission of JAMS. The decision of the arbitrator shall be final and binding on the parties. All costs associated with arbitration shall be awarded to the prevailing party as determined by the arbitrator.

               (b) Notice of the demand for arbitration by either party to the Lease shall be filed in writing with the other party to the Lease and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to the Lease shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Lease under which such arbitration is filed if (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

               (c) The agreement herein among the parties to the Lease and any other written agreement to arbitrate referred to herein shall be specifically enforceable under prevailing law.

LANDLORD:                                       TENANT:

THE IRVINE COMPANY                              HNC SOFTWARE INC.,
                                                A DELAWARE CORPORATION

By: /s/ CLARENCE W. BARKER                      By:    /s/ RAYMOND V. THOMAS
    -----------------------------------------          -------------------------
        Clarence W. Barker,                     Name:  Raymond V. Thomas
        President, Irvine Industrial Company,   Title: Vice President,
        Finance and a division of                      Administration and Chief
        The Irvine Company                             Financial Officer


By: /s/ JOHN C. TSU                             By:
    -----------------------------------------          -------------------------
        John C. Tsu,                            Name:
        Assistant Secretary                     Title:

                            INDEX TO INDUSTRIAL LEASE
                              (Single Tenant; Net)

ARTICLE I.       BASIC LEASE PROVISIONS

ARTICLE II.      PREMISES
  Section 2.1    Leased Premises
  Section 2.2    Acceptance of Premises
  Section 2.3    Building Name and Address
  Section 2.4    Right of First Offer

ARTICLE III.     TERM
  Section 3.1    General
  Section 3.2    Delay in Possession
  Section 3.3    Right to Extend this Lease

ARTICLE IV.      RENT AND OPERATING EXPENSES
  Section 4.1    Basic Rent
  Section 4.2    Operating Expenses
  Section 4.3    Security Deposit

ARTICLE V.       USES
  Section 5.1    Use
  Section 5.2    Signs
  Section 5.3    Hazardous Materials

ARTICLE VI.      COMMON AREAS; SERVICES
  Section 6.1    Utilities and Services
  Section 6.2    Operation and Maintenance of Common Areas
  Section 6.3    Use of Common Areas
  Section 6.4    Parking
  Section 6.5    Changes and Additions by Landlord

ARTICLE VII.     MAINTAINING THE PREMISES
  Section 7.1    Tenant's Maintenance and Repair
  Section 7.2    Landlord's Maintenance and Repair
  Section 7.3    Alterations
  Section 7.4    Mechanic's Liens
  Section 7.5    Entry and Inspection

ARTICLE VIII.    TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

ARTICLE IX.      ASSIGNMENT AND SUBLETTING
  Section 9.1    Rights of Parties
  Section 9.2    Effect of Transfer
  Section 9.3    Sublease Requirements
  Section 9.4    Certain Transfers

ARTICLE X.       INSURANCE AND INDEMNITY
  Section 10.1   Tenant's Insurance
  Section 10.2   Landlord's Insurance
  Section 10.3   Tenant's Indemnity
  Section 10.4   Landlord's Nonliability
  Section 10.5   Waiver of Subrogation

ARTICLE XI.      DAMAGE OR DESTRUCTION
  Section 11.1   Restoration
  Section 11.2   Lease Governs

ARTICLE XII.     EMINENT DOMAIN
  Section 12.1   Total or Partial Taking
  Section 12.2   Temporary Taking
  Section 12.3   Taking of Parking Area

ARTICLE XIII.    SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIAL
  Section 13.1   Subordination
  Section 13.2   Estoppel Certificate
  Section 13.3   Financials

                                      (i)

ARTICLE XIV.     DEFAULTS AND REMEDIES

  Section 14.1   Tenant's Defaults
  Section 14.2   Landlord's Remedies
  Section 14.3   Late Payments
  Section 14.4   Right of Landlord to Perform
  Section 14.5   Default by Landlord
  Section 14.6   Expenses and Legal Fees
  Section 14.7   Waiver of Jury Trial
  Section 14.8   Satisfaction of Judgment
  Section 14.9   Limitation of Actions Against Landlord

ARTICLE XV.      END OF TERM
  Section 15.1   Holding Over
  Section 15.2   Merger on Termination
  Section 15.3   Surrender of Premises; Removal of Property

ARTICLE XVI.     PAYMENTS AND NOTICES

ARTICLE XVII.    RULES AND REGULATIONS

ARTICLE XVIII.   BROKER'S COMMISSION

ARTICLE XIX.     TRANSFER OF LANDLORD'S INTEREST

ARTICLE XX.      INTERPRETATION
  Section 20.1   Gender and Number
  Section 20.2   Headings
  Section 20.3   Joint and Several Liability
  Section 20.4   Successors
  Section 20.5   Time of Essence
  Section 20.6   Controlling Law
  Section 20.7   Severability
  Section 20.8   Waiver and Cumulative Remedies
  Section 20.9   Inability to Perform
  Section 20.10  Entire Agreement
  Section 20.11  Quiet Enjoyment
  Section 20.12  Survival

ARTICLE XXI.     EXECUTION AND RECORDING
  Section 21.1   Counterparts
  Section 21.2   Corporate and Partnership Authority
  Section 21.3   Execution of Lease; No Option or Offer
  Section 21.4   Recording
  Section 21.5   Amendments
  Section 21.6   Executed Copy
  Section 21.7   Attachments

ARTICLE XXII.    MISCELLANEOUS
  Section 22.1   Nondisclosure of Lease Terms
  Section 22.2   Guaranty
  Section 22.3   Changes Requested by Lender
  Section 22.4   Mortgagee Protection
  Section 22.5   Covenants and Conditions
  Section 22.6   Security Measures
  SECTION 22.7   SATELLITE DISH
  SECTION 22.8   JAMS ARBITRATION

EXHIBITS
  Exhibit A      Description of the Premises
  Exhibit A-1    Description of First Right Space
  Exhibit B      Environmental Questionnaire
  Exhibit C      Landlord's Disclosures
  Exhibit D      Insurance Requirements
  Exhibit E      Rules and Regulations
  Exhibit F      License Agreement
  Exhibit X      Work Letter
  Exhibit Y      Project Site Plan


                                      (ii)

                                INDUSTRIAL LEASE
                              (SINGLE TENANT; NET)

                                     BETWEEN

                               THE IRVINE COMPANY

                                       AND

                                HNC SOFTWARE INC.